Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 12, 2010 relating to the financial statements of Winyatek Technology Inc., which appears in the Prospectus filed on November 12, 2010 pursuant to Rule 424(b) under the Securities Act of 1933, relating to Inphi Corporation’s Registration Statement (No. 333-167564) on Form S-1.

/s/ PricewaterhouseCoopers Taiwan

Taipei, Taiwan
November 16, 2010